Exhibit 99.1

Allied Gaming & Entertainment Announces First Quarter 2024 Financial Results

New York, NY (May 20, 2024) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced financial results for the first quarter ended March 31, 2024.

“After building momentum throughout 2023, we’ve had a strong start to the year," stated Yinghua Chen, Chief Executive Officer of AGAE. "Along with the exciting events we have confirmed for the second quarter, we have a strong pipeline of opportunities in front of us, both locally and abroad throughout 2024. In addition, Z-Tech is trending well for the remainder of the year as we look to further capitalize on the massive and growing market of gaming & entertainment."

First Quarter 2024 Financial Results
Revenues: Total revenues of $2.4 million increased 99% compared to $1.2 million in the first quarter of 2023. The year-over-year increase was primarily attributable to an increase in casual mobile gaming revenues following the Company’s strategic investment in Z-Tech in the fourth quarter of 2023.

Costs and expenses: Total costs and expenses were $5.1 million, an increase of 31% compared to the first quarter of 2023. The year-over-year increase was primarily attributable to Z-Tech’s promotion, research and development, and other operating expenses.

Net loss for the first quarter of 2024 improved to $1.8 million compared to a net loss of $1.9 million in the prior year period.

Furthermore, adjusted EBITDA loss was $1.7 million for the first quarter of 2024, an improvement from a loss of $2.0 million in the first quarter of 2023. A reconciliation of the GAAP-basis net income (loss) to adjusted EBITDA is provided in the table at the end of this press release.

Balance Sheet
As of March 31, 2024, the Company had a cash and short-term investments position of $83.3 million, including $5.0 million of restricted cash, compared to $78.6 million at December 31, 2023. At March 31, 2024, the Company had a working capital position of $67.2 million compared to $66.4 million at December 31, 2023. As of March 31, 2024, the Company had approximately 45.6 million shares of outstanding common stock.

Operational Update
Allied Esports produced 63 events in the first quarter of 2024, with 33 proprietary events and 30 third-party events. Third-party events were highlighted by PlayVS Live: Gridiron Showdown; Second Annual P&G Battle of the Paddles at Super Bowl LVIIl; 3rd Annual Battle for Charity Esports Tournament; Gitlab; and the Blitz Experience.

Corporate Developments
During the quarter, AGAE announced a partnership with World Poker Tour®, (“WPT®”), and Wynn Macau, in which the companies will work together to bring an inaugural WPT event to Macau. In partnership with AGAE, World Poker Tour will be at Wynn Macau for the first time from June 18-24, 2024.

First Quarter 2024 Conference Call
The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its first quarter 2024 financial results. Participants may join the conference call by dialing 1-877-407-0792 (United States) or 1-201-689-8263 (international).

A live webcast of the conference call will also be available on Allied Gaming & Entertainment’s Investor Relations site at ir.alliedgaming.gg. Additionally, financial information presented on the call will be available on Allied Gaming & Entertainment’s Investor Relations site. For those unable to participate in the conference call, a telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. Eastern Time on Monday, May 27, 2024, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and using the replay passcode: 13746377.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Non-GAAP Financial Measures
As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.  Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies.

The Company provides net income (loss) and earnings (loss) per share in accordance with GAAP. In addition, the Company provides EBITDA (defined as GAAP net income (loss) from continuing operations before interest (income) expense, income taxes, depreciation, and amortization). The Company defines “Adjusted EBITDA” as EBITDA excluding certain non-cash and non-recurring charges, such as stock-based compensation, business acquisition transaction costs and impairment expense.

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure the Company’s financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the Company’s operating results, measuring compliance with any applicable requirements of the Company’s debt financing agreements in place at such time, as well as in planning and forecasting.

The Company’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and our non-GAAP definitions of the “EBITDA” and “Adjusted EBITDA” do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but include or exclude different items, which may not provide investors a comparable view of the Company’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering the Company’s GAAP, as well as non-GAAP, financial results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Forward-Looking Statements
This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our strategic and business plans; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; our inability to enter into one or more future acquisition or strategic transactions; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 27, 2024, as amended, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

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Investor Contact:
Tyler Drew
Addo Investor Relations
agae@addo.com
310-829-5400

Allied Gaming & Entertainment, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

March 31, 2024 (unaudited)	December 31, 2023
Assets		
Current Assets		
Cash and cash equivalents	$ 7,300,965	$ 16,320,583
Short-term investments	69,642,386	56,500,000
Interest receivable	1,319,578	792,223
Accounts receivable	477,790	529,369
Loan receivable	1,340,149	-
Deposits, current portion	3,700,000	3,700,000
Prepaid expenses and other current assets	550,572	498,886
Total Current Assets	84,331,440	78,341,061
Restricted cash	5,000,000	5,000,000
Property and equipment, net	3,608,688	3,834,193
Digital assets	49,300	49,300
Intangible assets, net	6,009,070	6,254,731
Deposits, non-current portion	385,524	392,668
Operating lease right-of-use asset	5,141,048	5,415,678
Goodwill	12,490,536	12,729,056
Total Assets	$ 117,015,606	$ 112,016,687
Liabilities and Stockholders' Equity		
Current Liabilities		
Accounts payable	$ 172,975	$ 371,830
Accrued expenses and other current liabilities	496,992	763,512
Deferred revenue	105,650	103,748
Operating lease liability, current portion	1,484,332	1,482,977
Loans payable	14,856,822	9,230,168
Total Current Liabilities	17,116,771	11,952,235
Operating lease liability, non-current portion	5,191,538	5,560,251
Deferred tax liability	1,075,620	1,096,160
Total Liabilities	23,383,929	18,608,646
Commitments and Contingencies		
Stockholders' Equity		
Series A Preferred stock, $0.0001 par value, 50,000 shares authorized, none issued and outstanding	-	-
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 47,853,097 and 39,085,470 shares issued at March 31, 2024 and December 31, 2023, and 45,573,313 and 36,805,686 shares outstanding at March 31, 2024 and December 31, 2023, respectively	4,780	3,909
Additional paid in capital	205,660,677	198,677,132
Accumulated deficit	(115,370,139)	(113,671,029)
Accumulated other comprehensive income	299,880	433,565
Stock subscription receivable	(4,597,000)	-
Treasury stock, at cost, 2,279,784 shares at March 31, 2024 and December 31, 2023	(2,693,653)	(2,693,653)
Total Allied Gaming & Entertainment Inc. Stockholders' Equity	83,304,545	82,749,924
Non-controlling interest	10,327,132	10,658,117
Total Stockholders' Equity	93,631,677	93,408,041
Total Liabilities and Stockholders' Equity	$ 117,015,606	$ 112,016,687

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The accompanying notes are an integral part of these consolidated financial statements.

Allied Gaming & Entertainment, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)

Allied Gaming & Entertainment, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of AGAE’s profitability or liquidity. AGAE’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against AGAE’s peers without regard to AGAE’s financing methods, hedging positions or capital structure and because it highlights trends in AGAE’s business that may not otherwise be apparent when relying solely on GAAP measures. AGAE presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA AGAE presents may not be comparable to similarly titled measures of other companies. AGAE defines EBITDA as earnings before interest, income taxes, depreciation and amortization of intangibles. AGAE defines Adjusted EBITDA as EBITDA excluding stock-based compensation.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, AGAE’s most directly comparable financial measure calculated and presented in accordance with GAAP.